UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

URBAN-GRO, INC.
(Exact name of registrant as specified in its charter)

Delaware	46-5158469
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1751 Panorama Point, Unit G Lafayette, Colorado	80026
(Address of principal executive offices)	(Zip Code)

urban-gro, Inc. Amended 2021 Omnibus Stock Incentive Plan
(Full title of the plan)
Christian Monson
Corporate Secretary and General Counsel
1751 Panorama Point, Unit G
Lafayette, CO 80026
(Name and address of agent for service)
(720) 390-3880
(Telephone number, including area code, of agent for service)

Copies to:
Julie Herzog
Fortis Law Partners LLC
1900 Wazee St., Suite 300
Denver, CO 80202
(303) 295-9700
jherzog@fortislawpartners.com

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE
On June 21, 2023, our stockholders approved an increase of an additional 1,200,000 shares of common stock, par value $0.001 per share (the "Common Stock"), that may be offered pursuant to the urban-gro, Inc. (“we,” “our,” “us,” “Registrant, “ the “Company” or “urban-gro”) Amended 2021 Omnibus Stock Incentive Plan (the "Plan). This registration statement on Form S-8 is being filed by the Company for the purpose of registering these aggregate of 1,200,000 additional shares of Common Stock as part of the Plan and consists of only those items required by General Instruction E to Form S-8.

Previously, an aggregate of 1,100,000 shares of Common Stock of the Registrant were registered for issuance under the the Plan pursuant to the Registrant’s registration statement on Form S-8 (File No. 333-256658) filed with the Securities and Exchange Commission (the “SEC”) on May 28, 2021 (the “Prior S-8 Registration Statement”). The additional securities registered hereby consist of 1,200,000 shares of Common Stock that were added to the then maximum aggregate number of shares issuable pursuant to the Plan pursuant to an amendment approved by our stockholders at our annual meeting on June 21, 2023. Pursuant to General Instruction E of Form S-8, the contents of the above-referenced Prior S-8 Registration Statement is incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

Item 8. Exhibits.

The following exhibits are filed herewith or incorporated by reference:

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-39933	3.1	6/21/2023

4.2	urban-gro, Inc. Bylaws, as amended.					X

5.1	Opinion of Fortis Law Partners LLC.					X

23.1	Consent of BF Borgers, CPA PC, independent registered public accounting firm.					X

23.2	Consent of Fortis Law Partners LLC (included in Exhibit 5.1).					X

24.1	Power of Attorney (included on the signature page of this Registration Statement).					X

99.1	urban-gro, Inc. 2021 Omnibus Stock Incentive Plan, as amended.	8-K	001-39933	10.1	6/21/2023

99.2	Newly amended form of restricted stock unit grant notice.	10-Q	001-39933	10.2	8/14/2023

99.3	Newly amended form restricted stock unit award agreement.	10-Q	001-39933	10.3	8/14/2023

107	Calculation of Filing Fee Table.					X

SIGNATURES
The Registrant: Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Delaware, on September 1, 2023.

urban-gro, Inc.

By:	/s/ Bradley Nattrass
Name:	Bradley Nattrass
Title:	Chairperson of the Board of Directors and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bradley Nattrass with full power of substitution, such person’s true and lawful attorney-in-fact and agent for such person, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to comply with the Securities Act of 1933 and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement, and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Bradley Nattrass	Chairperson of the Board of Directors and Chief Executive Officer	September 1, 2023
Bradley Nattrass	(Principal Executive Officer)

/s/ Richard. A. Akright	Chief Financial Officer	September 1, 2023
Richard A. Akright	(Principal Financial Officer and Principal Accounting Officer)

/s/ Lewis O. Wilks	Lead Independent Director	September 1, 2023
Lewis O. Wilks

/s/ David Hsu	Director	September 1, 2023
David Hsu

/s/ Sonia Lo	Director	September 1, 2023
Sonia Lo

/s/ Anita Britt	Director	September 1, 2023
Anita Britt

/s/ James R. Lowe	Director	September 1, 2023
James R. Lowe